UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2021

UTG, INC
(Exact Name of Registrant as Specified in Its Charter)

0-16867
(Commission File Number)

Delaware	20-2907892
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

205 North Depot Street
Stanford, Kentucky 40484
(Address of principal executive offices, including zip code)

(217) 323-6300
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee of the Board of Directors on December 15, 2021, salary increases were approved for the below executive officers of the Company.  The new salary for each becomes effective January 1, 2022.

Mr. Jess T. Correll, CEO, annual increase of $22,500 making his new annual salary $217,500.

Mr. Douglas P. Ditto, Vice President, annual increase of $26,250 making his new annual salary $187,500.

Mr. James P. Rousey, President, annual increase of $15,000 making his new annual salary $130,000.

Mr. Theodore C. Miller, CFO, annual increase of $17,500 making his new annual salary $112,500.

Messrs. Correll and Rousey are members of the Board of Directors but are not members of the Compensation Committee.  The Company continues to have neither written employment agreements nor oral arrangements with any of its corporate officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:	December 16, 2021	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President and Chief Financial Officer